SHARE TRANSFER AGREEMENT


     THIS SHARE TRANSFER AGREEMENT, dated as of January 12, 2005 is entered into by and between Harbin Tech.Full Industry Co., Ltd., ("Party A") as transferor, and Harbin Tech.Full Electric Co., Ltd. ("Party B") as transferee.

Whereas:

     1. Party A and Party B, respectively, are companies organized under the laws of the People's Republic of China"PRC";

     2. Party B is a wholly owned subsidiary of Tech Full International, Inc., a company organized under the laws of Delaware ("Tech Full International"); and Tech Full International seeks to become a public company in the United States, under the name of Harbin Electric, Inc. ("Pubco");

     3. Party A and Baldor Electric Company ("Baldor") entered into a Joint Venture Contract dated May 20, 2004 (the "JV Agreement") to jointly establish a company known as Harbin Baldor Tech.Full Electric Company Limited ( the "JV "), of which Party A owns 65%. Baldor is a US public company listed on the New York Stock Exchange under stock symbol "BEZ". Baldor is a designer, manufacturer and marketer of electric motors, drives and generators;

     4. Party A hereby irrevocably transfers its ownership of sixty-five percent (65%) of the JV's equity ownership to Party B, and Party B is willing to accept such shares;

     Now, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

Unless it is decided by law, regulations, other legally binding principles, rules, orders, and notice, or it is decided otherwise in this Agreement, the terms and titles in this Agreement shall have the following meanings:

     1.1 "Shareholder's Right" shall mean all of the JV shareholder's rights under the laws of the PRC.

     1.2 "Interest, Benefit, Claims, and Other Rights Associated with the Shareholder's Right" shall mean all other rights and benefits that Party A is entitled to as a shareholder other than the rights as described in 1.1.

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                                   ARTICLE II
                               TRANSFER OF SHARES

     2.1 Party A shall transfer its entire ownership in the JV to Party B according to the terms and conditions in this Agreement, as well as the Shareholder's Right and all the Interest, Benefit, Claims and Other Rights associated with the Shareholder's Right. Furthermore, Party A shall transfer all of its rights, benefits and obligations under the JV Agreement to Party B according to the terms and conditions in this Agreement.

                                   ARTICLE III
                                  CONSIDERATION

     3.1 Party B will, through Pubco, deliver to Party A, one million newly issued restricted shares of Pubco. Such shares shall be issued to Party A or its designated third party.

                                   ARTICLE IV
                                    TAXATION

     4.1 All taxation and fees relating to the transfer and performance of this Agreement are pursuant to the current taxation policies under applicable laws of PRC. Party A warrants that under laws of the PRC, the transfer of equity ownership hereto is a tax free event.

                                    ARTICLE V
                                  EFFECTIVENESS

     5.1 This Agreement shall come into effect upon the execution hereof by all the parties hereto.

                                   ARTICLE VI
                                   TERMINATION

     6.1 Party A has the right to terminate this Agreement only due to the occurrence of either one of the following:

          (a) Tech Full International fails to become a public company in the United States; or

          (b) Party B fails to issue the shares prescribed in Article 3 when Tech Full International becomes a public company in the United States.

     6.2 If Party A terminates this Agreement due to the occurrence of any of the items in Article 6.1 above, Party A does not need to compensate Party B. However, Party A shall reimburse Party B for any expenses incurred by Party B provided that Party B can prove that the said expenses were incurred due to the wrongful actions of Party A, and the said expenses were incurred.

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                                   ARTICLE VII
                             STATEMENT AND GUARANTEE

     7.1  Party A makes the following statement and guarantee:

          (a) It is a duly registered company in good standing under the laws of PRC.

          (b) It invested in the JV in accordance with Chinese law, and there is no legal impediment for it to obtain the shares of the JV.

          (c) It has the right and authority to execute and implement this Agreement.

          (d) The person signing this Agreement on behalf of Party A is duly authorized by the Board of Directors.

          (e) It has obtained the necessary consent for the transfer from Baldor.

     7.2  Party B makes the following statement and guarantee:

          (a) It is a duly registered company in good standing under the laws of PRC.

          (b) It has the right and the capability to sign this Agreement, and to execute its responsibilities under this Agreement. Once this Agreement becomes effective, it shall fully and completely carry out its duties under this Agreement.

          (c) It has the right and authority to execute and implement this Agreement.

          (d) The person signing this Agreement on behalf of Party B is duly authorized by the Board of Directors.

                                  ARTICLE VIII
                               DISPUTE SETTLEMENT

     8.1 In the event of any dispute resulting from the execution of this Agreement, the parties shall resolve the dispute through friendly negotiation. If the dispute cannot be resolved through friendly negotiation, the parties shall submit the dispute to a competent court for settlement.

                                   ARTICLE IX
                                  GOVERNING LAW

     9.1 This Agreement shall be governed by, construed and interpreted in accordance with the laws of the PRC.

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                                    ARTICLE X
                                  MISCELLANEOUS

     10. 1 All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person, or (b) sent by telecopy, telegram or telex, or (c) deposited in the mail, postage prepaid, addressed as follows:

                     If to Harbin Tech.Full Industry Co., Ltd.:

                     Address: Junction of Haping Road and Weihai Road of Haping Concentration District, Harbin Development Zone

                     Attn: Jianru Li
                     Tel:  0451-82621608

                     If to Harbin Tech.Full Electric Co., Ltd.:

                     Address: No. 9 Haping West Road, Haping Concentration District, Harbin Development Zone

                     Attn.: Chungang Xia
                     Tel: 0451-82629583

     Any party may, by notice to the other party, change the address to which such notices are to be given.

     10.2 Unless it is agreed in writing by the other party, neither shall have the right to transfer or assign its rights and obligations to any third parties.

     10.3 No provisions of this Agreement shall be amended or modified by any party, unless such amendment or modification is in writing and executed.

     10.4 Matters not included in this Agreement shall be negotiated by both parties and the parties shall enter into supplementary written agreements regarding the same. The supplementary written agreements have equal legal effect with this agreement.

     10.5 This Agreement is written both in Chinese and English. The Chinese version will prevail if there is any conflict between the two versions.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above mentioned.

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Party A: Harbin Tech.Full Industry Co., Ltd.

Authorized Representative signature: /s/ Yang Tian Fu




Party B: Harbin Tech.Full Electric Co., Ltd.

Authorized Representative signature: /s/ John McFarland